UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 27, 2012

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 27, 2012, A.G. Trucano, Son & Grandsons, Inc. (“AG Trucano”), a wholly-owned subsidiary of Nevada Gold & Casinos, Inc. (the “Company”), entered into a $1.7 million revolving loan (the “Loan”) with Wells Fargo Gaming Capital, LLC (“Wells Fargo”), an affiliate of Wells Fargo Bank, N.A. The proceeds from the Loan were used for an annual device registration fee due by AG Trucano each year to the South Dakota Commission on Gaming in the amount of $2,000 per slot machine. AG Trucano has historically been required to finance this obligation with a short term loan as the entire fee has to be paid in advance and the Loan represents a continuation of that practice.

The Loan, which is due on March 31, 2013, is subject to the following amortization payments: $500,000 by July 31, 2012, $400,000 by August 31, 2012, $175,000 by September 30, 2012, $125,000 by October 31, 2012, and $100,000 by each of November 30, 2012, December 31, 2012, January 31, 2013, February 28, 2013 and March 31, 2013. The Loan bears an annual interest rate of the base rate, which equals the greater of (a) 2.5%, (b) the Federal Reserve rate plus 1/2%, (c) the LIBOR plus 1% or (4) the prime rate charged by Well Fargo Bank, N.A., plus the margin rate of 3.5%. Upon obtaining prior consent from the sellers of AG Trucano, who became the senior lenders of AG Trucano following its acquisition by the Company, the Loan may be extended past March 31, 2013 but in no event beyond October 7, 2014. The repayment of the Loan is secured by the assets of AG Trucano and NG South Dakota, LLC, another wholly-owned subsidiary of the Company and the direct parent of AG Trucano, and is guaranteed by the Company and NG South Dakota, LLC. The terms of the Loan contain, among others, customary events of default, including nonpayment of principal when due or any interest, or fees or other amounts owing within specified grace periods, and failure to comply with certain affirmative or negative covenants.

As a result of entering into the Loan, on June 27, 2012, the Company, and certain of its subsidiary parties thereto, entered into an Amendment Number Two (the “Amendment No. 2”) to the Credit Agreement dated October 7, 2011 with Wells Fargo, which, among other things, permits AG Trucano to enter into the Loan.

In addition, on June 27, 2012, Wells Fargo, in capacity as agent under the Loan, and Michael J. Trucano, as the representative of the sellers of AG Trucano, entered into an Intercreditor and Subordination Agreement pursuant to which they confirmed relative priority of their respective security interests in AG Trucano as a result of the Loan.

The above description of the material terms of the Loan, the other collateral agreements, the Amendment No. 2, and the Intercreditor and Subordination Agreement is qualified in its entirety by reference to the full and complete terms contained in these documents, filed as exhibits to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 8.01.	Other Information

On July 3, 2012, the Company issued a press release announcing the above-mentioned transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1	Credit Agreement dated June 27, 2012 by and among Wells Fargo Gaming Capital, LLC, as administrative agent, the Lenders that are parties thereto, Nevada Gold & Casinos, Inc., as parent, and A.G. Trucano, Son & Grandsons, Inc., as borrower.
10.2	Guaranty and Security Agreement dated June 27, 2012 among Nevada Gold & Casinos, Inc., certain Grantors listed on the signature page and Wells Fargo Gaming Capital, LLC, in capacity as administrative agent.
10.3	Intercompany Subordination Agreement dated June 27, 2012 by and among certain Obligors listed on the signature page in favor of Wells Fargo Gaming Capital, LLC, in capacity as administrative agent.
10.4	Amendment Number Two to Credit Agreement dated October 7, 2011 by and among Wells Fargo Gaming Capital, LLC, in capacity as administrative agent and lender, Nevada Gold & Casinos, Inc., as parent, and NG Washington, LLC, NG Washington II, LLC and NG Washington III, LLC, as borrowers.
10.5	Intercreditor Agreement and Subordination dated June 27, 2012 by and between Wells Fargo Gaming Capital, LLC, as administrative agent, and Michael J. Trucano, as sellers’ representative.
99.1	Press released dated July 3, 2012.

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: July 3, 2012	By:	/s. James J. Kohn
James J. Kohn
Executive Vice President and CFO

INDEX TO EXHIBITS

Item	Exhibit
10.1	Credit Agreement dated June 27, 2012 by and among Wells Fargo Gaming Capital, LLC, as administrative agent, the Lenders that are parties thereto, Nevada Gold & Casinos, Inc., as parent, and A.G. Trucano, Son & Grandsons, Inc., as borrower.
10.2	Guaranty and Security Agreement dated June 27, 2012 among Nevada Gold & Casinos, Inc., certain Grantors listed on the signature page and Wells Fargo Gaming Capital, LLC, in capacity as administrative agent.
10.3	Intercompany Subordination Agreement dated June 27, 2012 by and among certain Obligors listed on the signature page in favor of Wells Fargo Gaming Capital, LLC, in capacity as administrative agent.
10.4	Amendment Number Two to Credit Agreement dated October 7, 2011 by and among Wells Fargo Gaming Capital, LLC, in capacity as administrative agent and lender, Nevada Gold & Casinos, Inc., as parent, and NG Washington, LLC, NG Washington II, LLC and NG Washington III, LLC, as borrowers.
10.5	Intercreditor Agreement and Subordination dated June 27, 2012 by and between Wells Fargo Gaming Capital, LLC, as administrative agent, and Michael J. Trucano, as sellers’ representative.
99.1	Press Release dated July 3, 2012.